SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 25, 2004

                          ENERGY CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                                  333-29001-01
                          (Commission  File  Number)


                                  West Virginia
                 (State or other jurisdiction of incorporation)


                                   84-1235822
                      (IRS Employer Identification Number)


                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado 80237
              (Address of principal executive offices and zip code)

                                 (303) 694-2667
              (Registrant's telephone number, including area code)



ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     As  previously  reported,  the  Company has been in litigation with certain
Holders of its $200,000,000 9 1/2 % Senior Subordinated Notes due 2007 (the "Noteholders") (the "Notes"). The dispute involved the calculation of Net Proceeds of an Asset Sale as defined in the Indenture dated May 23, 1997 between the Company and the Bank of New York. The Company and the Noteholders have settled the dispute, as memorialized in the Settlement Agreement executed as of February 24, 2004, and attached hereto in the form of Exhibit 99.11 (the "Settlement Agreement"). In settlement of the dispute the Company has agreed to repurchase $38 million in Notes. The repurchase will be effected by the Company making three Asset Sale Offers (as defined in the Indenture) totaling $38 million. The Company intends to commence an Asset Sale Offer of $4 million on February 26, 2004. The Company will consummate another Asset Sale Offer of $17 million no later than 180 days from execution of the Settlement Agreement and a third Asset Sale Offer no later than 360 days from the execution of the Settlement Agreement.

ITEM  7.   EXHIBITS.

     Ex.  99.11     Settlement  Agreement among the Company and the Noteholders.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February  25,  2004               By:     /s/ John Mork
                                             -----------------------------------
                               Name:               John  Mork
                              Title:     President  and  Chief Executive Officer